UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(REVISED)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
o	Definitive Information Statement

GOLDLAND HOLDINGS CO.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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i

SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

GOLDLAND HOLDINGS CO.

1001 3rd Ave., W., Suite 430

Bradenton, Florida 34205

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished by Goldland Holdings Co., a Delaware Corporation (the “Company”), to the holders of record (the “Stockholders”) of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of as of the close of business on September 19, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated September 19, 2013, (the “Written Consent”) of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Consenting Stockholders”).

The Written Consent authorized the following actions:

•

an amendment of our Certificate of Incorporation to effect a reverse split of our Common Stock at a ratio of one (1) share for each ten (10) shares (the “Reverse Split Amendment”);

•

an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 400,000,000 shares to 1,000,000,000 shares (the “Increase Amendment”).

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock, and is sufficient under the Delaware Corporation Law and the Company’s Certificate of Incorporation to approve the Reverse Split Amendment and the Increase Amendment. Accordingly, the Reverse Split Amendment and the Increase Amendment are not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective on the date specified in a Certificate of Amendment that the Company will file with the Delaware Secretary of State to effect the Reverse Split Amendment (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Goldland Holdings Co.

By Order of the Board of Directors,

/s/ Pierre Quilliam

Pierre Quilliam, Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first made available to shareholders on or about December __, 2013, to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of notices, information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under the Delaware Corporation Law, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Reverse Split Amendment and the Increase Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 398,288,809 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On September 19, 2013, our board of directors (the “Board of Directors”) unanimously adopted resolutions approving the Reverse Split Amendment and the Increase Amendment, and recommended that the Stockholders approve the Reverse Split Amendment and the Increase Amendment.  In connection with the adoption of this resolution, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.  Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), the Consenting Stockholders voted in favor of the Reverse Split Amendment and the Increase Amendment in a written consent dated September 19, 2013.  The Consenting Stockholders are the record or beneficial owner of 263,713,187 shares of Common Stock, which constitutes 66% of the issued and outstanding shares of Common Stock, and was sufficient to approve the Reverse Split Amendment and the Increase Amendment.  No consideration was paid for the consents.  The Consenting Stockholders names, affiliations with the Company and beneficial holdings are as follows:

Name	Affiliation	Common Stock	Percentage (1)

New Vision Financial, Ltd.	5% Shareholder	85,481,462	21.5%

Pierre Quilliam	Chairman and Chief Executive Officer	68,080,458	17.1%

Thomas C. Ridenour	Director and Chief Financial Officer	35,047,934	8.8%

Bisell Investments, Inc.	5% Shareholder	30,500,000	7.7%

Christian Quilliam	Director and Chief Operating Officer	26,355,677	6.6%

Allan Breitkreuz	Director and Executive Vice President	15,096,216	3.8%

Denise Quilliam	Director and Secretary	2,418,940	0.6%

Silver Falcon Mining, Inc.	Controlled by Directors	500,000	0.1%

Q-Prompt, Inc.	Owned by Christian Quilliam	232,500	0.1%

Total		263,713,187	66.2%

(1) Based on 398,288,809 shares of capital stock entitled to vote on the Reverse Split Amendment and the Increase Amendment.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Reverse Split Amendment and the Increase Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 40 day period mandated by Rule 14a-16 and the provisions of the Delaware General Corporation Law, file a Certificate of Amendment with the Delaware Secretary of State’s Office to effect the Reverse Split Amendment and the Increase Amendment. The Reverse Split Amendment and the Increase Amendment will become effective on the effective date specified in the Certificate of Amendment, and we anticipate that such filing will occur approximately 21 days after the initial mailing of the Information Statement to stockholders.

ACQUISITION AND LEASE OF CASINO EQUIPMENT, AND RELATED TRANSACTIONS

The Company (through its wholly-owned subsidiary, Universal Entertainment SAS, Inc.) has entered into an Asset Purchase Agreement with Universal Entertainment SAS, Ltd., a corporation formed under the laws of the Country of Colombia, to acquire certain casino equipment (the “Equipment”)(such transaction hereinafter referred to as the “Equipment Acquisition”).  The following is relevant information about the Equipment Acquisition:

Summary Term Sheet. The following is a summary of the principal terms of the Equipment Acquisition:

•

The purchase price of the Equipment is 17,450,535 shares of the Company’s Common Stock, which will represent approximately 14% of the issued and outstanding common stock after giving effect to a proposed one for ten reverse stock split and the other shares issued as bonuses or under consulting agreements as part of the transaction.

•

The closing of the Equipment Acquisition is conditioned on the Company’s effecting a one for ten reverse stock split.

•

At closing of the Equipment Acquisition, the Company will enter into a lease (the “Lease”) of the Equipment to VOMBLOM & POMARE S.A., a company formed under the laws of Colombia, which provides for lease payments of $700,000 per year, payable $58,333 per month, and a term of five years with one five year renewal option.

•

At closing of the Equipment Acquisition, the Company will enter into consulting agreements with two shareholders of the seller, which provide for aggregate annual compensation of $370,000 per year payable in restricted shares of the Company’s common stock, and have a term of five years.

•

At closing of the Equipment Acquisition, the Company will issue 17,000,000 shares of the Company’s Common Stock to certain officers, directors and significant shareholders, which will represent approximately 13.7% of the issued and outstanding Common Stock after giving effect to a proposed one for ten reverse stock split and the other shares issued in the Equipment Acquisition and other related transactions.

•

At closing of the Equipment Acquisition, the Company will issue 19,977,980 shares of the Company’s Common Stock to certain officers, directors, and consultants, as well as the two principals of Universal Entertainment SAS, Ltd., as bonuses under consulting agreements or employment agreements with such persons, which will represent approximately 16% of the issued and outstanding Common Stock after giving effect to a proposed one for ten reverse stock split and the other shares issued in the Equipment Acquisition and other related transactions.

•

At the closing of the Equipment Acquisition, the Company will enter into certain employment or consulting agreements which will obligate the Company to make total payments of $1,235,000 per year for five years, which payments will be made in shares of the Company’s Common Stock at its market price at the time of issuance.  Assuming a market price of $0.20 per share, the Company would be obligated to issue approximately 30,275,000 shares of Common Stock under the agreements, which will represent approximately 24.3% of the issued and outstanding Common Stock after giving effect to a proposed one for ten reverse stock split and the other shares issued in the Equipment Acquisition and other related transactions.

•

Shareholders immediately prior to the Equipment Acquisition will own approximately 32% of the Common Stock after the Equipment Acquisition, after giving effect to the issuance of shares in the Equipment Acquisition and the issuance of shares in related transactions, including the future issuance of shares under the employment and consulting agreements to be executed at closing.

See “Terms of Transaction” below for a more complete description of the terms of the Equipment Acquisition.

Contact Information. The name, complete mailing address and telephone number of the principal executive offices of the Company are Goldland Holdings Co., 1001 3rd Ave., W., Suite 430, Bradenton, Florida 34205, (941) 761-7819.

Business Conducted. Prior to the Equipment Acquisition, the Company’s principal business is the ownership of 282.85 acres of land on War Eagle Mountain, Idaho, which the Company leases to Silver Falcon Mining, Inc. for $1,000,000 per year, payable $83,333 per month, plus 15% of the net smelter return from the minerals extracted by Silver Falcon Mining from the land.  The Company does not plan to exit the business of owning and leasing the land on War Eagle Mining after the Equipment Acquisition.  After the Equipment Acquisition, the Company will also be in the business of owning and leasing the Equipment. The closing the Equipment Acquisition could be considered a material change in the Company’s business plan.

Terms of Transaction. Set forth below is relevant information about the Equipment Acquisition:

Description of Equipment Acquisition: The purchase price of the Equipment is 17,450,535 shares of the Company’s Common Stock, after giving effect to a proposed one for ten reverse stock split.  The parties have agreed to value the shares at $3,490,107, or $0.20 per share.  The Equipment had an original cost of $874,970, and includes approximately 67 video poker and slot machines; 8 blackjack and miscellaneous game tables and related furniture and equipment; roulette table and related furniture and equipment; bingo equipment and furniture; casino chips, bill acceptors, coin counter and related equipment; and miscellaneous office equipment, like chairs, tables, etc.

The Asset Purchase Agreement includes a number or representations and warranties of the seller, including that the seller is duly organized and in good standing; that the seller is authorized to enter into the Asset Purchase Agreement and consummate the transactions provided for therein; that the Company will acquire good title to the Equipment free and clear of all liens, claims or encumbrances; that the seller is not acquiring the Company’s shares with a view to redistribute them; that the seller has reviewed the Company’s SEC filings.

The closing of the Equipment Acquisition is conditioned on the completion of a one for ten reverse split of the Company’s common stock, all of the representations and warranties of both parties being true as of the closing date, the execution of the Lease, the issuance of the bonus shares described below, the cancellation of the options described below, the execution of the consulting agreements described below, among other things.

Equipment Lease:  At the closing of the Equipment Acquisition, the Company will simultaneously enter into the Lease.  The Equipment will be used primarily in the operation of a casino that is owned and operated by the lessee on San Andres Isla, Colombia. However, some of the equipment, such as video poker and slot machines, will be placed in retail locations under agreements with the retail merchant to divide winnings from the machines. The Lease provides that it will commence as of September 19, 2013, will be for an initial term of five years, and will automatically renew for an additional five year term unless either party elects to terminate the lease at least 90 days prior to the expiration of the original term.  The lessee shall be responsible for maintenance of the Equipment, payment of all taxes assessed against the Equipment, and maintaining insurance on the Equipment. Lease payments will be equal to $700,000 per year, payable in monthly installments of $58,333.  During the term of the Lease, the lessee is required to provide the Company with a daily report of net revenues from the operation of the lessee’s business. Furthermore, the lessee agreed to allow an auditor to use an office in the lessee’s business for purposes of conducting a monthly audit of the lessee’s business, and to pay all costs of the auditor over $1,500 per month.

Bonus Shares:  In connection with the Equipment Acquisition, the Company plans to issue 17,000,000 post-split shares of common stock to various officers, directors and significant shareholders as a bonus for past services and support of the Company and as consideration for future services and support.  If the Equipment Acquisition is not consummated, the shares will not be issued.  Set forth below is a list of the proposed shares issuances, and the estimated value of such shares (assuming the Common Stock has a market value of $0.20 per share immediately after closing):

Shareholder	No. of Shares	Estimated Value
Paul Parliament	500,000	$ 100,000
Lewis Georges	500,000	100,000
Christian Quilliam	5,000,000	1,000,000
New Vision Financial, Ltd.	2,000,000	400,000
Allan Breitkreuz	3,000,000	500,000
Bisell Investments, Inc.	2,000,000	400,000
Denise Quilliam	4,000,000	800,000

Total	17,000,000	$ 3,400,000

Cancellation of Options:  In connection with the Equipment Acquisition, the Company plans to enter into agreements to cancel all outstanding options in consideration for $100 payable to each optionholder.  If the Equipment Acquisition is not consummated, the options will not be cancelled.  Set forth below is a list of the options that will be cancelled:

Pierre Quilliam	18,000,000
Denise Quilliam	13,250,000
Christian Quilliam	17,000,000
Thomas C. Ridenour	17,000,000
Allan Breitkreuz	17,000,000
Pascale Tutt	3,750,000
Total	86,000,000

Consulting Agreements:  In connection with the Equipment Acquisition, the Company plans to enter into consulting agreements with the principals of the seller, the seller’s investment banker and certain other consultants.  If the Equipment Acquisition is not consummated, the Company will not enter into the consulting agreements.  Set forth below is a summary of the key terms of the consulting agreements:

Consultant	Compensation	Term	Estimated Future Compensation Shares	Bonus Shares	Estimated Value of Bonus Shares

Julios Kosta	$250,000/year	5 years	6,250,000	6,808,046	$ 1,361,609
Claudia Cifuentes Robles	$120,000/year	5 years	3,000,000	1,361,888	272,378
Jack Frydman	$250,000/year	5 years	6,250,000	6,808,046	1,361,609
Pascale Quilliam	$150,000/year	5 years	3,750,000	500,000	100,000
Richard Kaiser	$2,500/month	1 year	150,000	500,000	100,000
Pierre Quilliam	$250,000/year	5 years	6,250,000	-	-
Thomas C. Ridenour	$185,000/year	5 years	4,625,000	3,000,000	600,000
Q-Prompt, Inc.	None	5 years	-	1,000,000	200,000

Total:			30,275,000	19,977,980	$ 3,995,596

A summary of the services provided under each agreement is set forth below:

Julios Kosta

Search for and evaluate suitable businesses to be acquired or to partner with in the fields of gaming or surface or underground mining specifically in precious metals, both in Canada and South America, and search for and interview candidates to staff gaming operations; research and provide guidance on topics that include taxes, investments, insurance decisions, short and long-term financial goals; direct the buying and selling of gaming equipment for the Company;  reach out to prospective sellers and customers to build a strong customer base, including travel and work during non-traditional hours to meet with prospects to acquire other gaming opportunities in Central and South America.

Claudi Cifuentes Robles

Watch over the day to day operation of the Company’s gaming equipment; control the Company’s bank account in to which sums due under equipment lease are deposited; and report on the equipment’s performance to Pascale Quilliam.

Jack Frydman

Search for and evaluate suitable businesses to be acquired or to join in partnership with in the field of surface or underground mining specifically in precious metals and diamonds, both in Canada and the USA, and search for and interview candidates to staff operations in mining geology, mining engineering, and related fields.

Manage corporate, strategic and financial opportunities, including mergers, acquisitions, bonds and shares, lending, and possible privatization, assisting company with expansion to increase profitability, safeguard market position and diversification;  advise Company, on how to achieve its financial goals and implement long and short-term financial plans; assess the desirability of potential business combinations, using financial models are used to simulate possible outcomes, and structure and negotiate the detailed terms of a deal, in liaison with other professionals.

Pascale Quilliam

Watch over the day to day operation of the Company’s gaming equipment; control the Company’s bank account in to which sums due under equipment lease are deposited; report on the equipment’s performance to Company executives; request and maintain all permits and claims relating to company mining interests; gather and report on all Forms 3, 4 and 5 for SEC filings; oversee all legal matters relating to the Company; plan and execute all travel arrangements for board members and executive personnel.

Richard Kaiser

Answer all calls from the Company's shareholders and disseminate the information provided by the Company; edgarize and file all reports and filings by the Company with the SEC; organize and send out press releases as requested by Company.

Pierre Quilliam	Manage the day to day operations of the Company as well as the compliance side of the public disclosure of the material events affecting the Company.
Thomas C. Ridenour

Manage the day to day financial operations of the Company as well as the compliance side of the public disclosure of the material events affecting the Company; writing and directing the filing of the various legal quarterly and yearly reports to the SEC; hiring and conversing with the auditor approved by the Board of Directors as well as the legal firm retained to oversee the public reporting of the Company’s activities.

Q-Prompt, Inc.

Build and maintain a Company web site for a five year period; keep on web site accurate English to Spanish translations of content;  ensure that Company website is at all times in compliance with local and international laws and requirements; ensure that Company website is at all times in compliance with SEC requirements.

All of the consulting agreements provide that they are terminable at will by either party prior to the expiration of the term on thirty days’ notice to the other party.  All of the consulting agreements provide that the bonus shares will be registered on Form S-8 prior to issuance.  With the exception of Mr. Kaiser’s consulting agreement, all of the consulting agreements provide that the compensation will be paid three times per year in restricted shares of the Company’s common stock valued at the closing price of the common stock at the end of each trimester.  In Mr. Kaiser’s case, his consulting payments will be made on a monthly basis with shares of restricted common stock with a value of $1,000, and in shares of common stock registered on Form S-8 with a value of $1,500.

The total annual compensation due under the consulting agreements exceeds the total lease payments due under the Lease.  Nevertheless, the Company believes that the Equipment Acquisition is in the best interests of shareholders.  First, a significant portion of the total consulting payments will be to persons who are present officers of the Company who would be paid otherwise, such that the total additional compensation is approximately $800,000 per year.  Second, the consultants have agreed to accept payment in shares of Common Stock, which means that the Equipment Acquisition will be cash flow positive for the Company.  Third, the Company has confidence that the new consultants have sufficient contacts to locate and arrange additional acquisitions in the mining and gaming industries that will be beneficial for shareholders.

Consideration offered to Security Holders.  Holders of common stock will not receive any consideration as a result of the Equipment Acquisition.

Reasons for Equipment Acquisition.  The Company is entering into the Equipment Acquisition and Lease because it appeared to be an attractive business opportunity, and in order diversify the Company’s operations.  At the present time, the Company’s sole operations consist of the ownership and lease of land used in mining operations.  The lessee has recently experienced difficulties raising capital to fund its operations and development program, which has hindered its ability to make its lease payments in cash.  As a result, the lessee has paid its lease payments by issuing its shares of common stock to pay expenses of the Company.

Vote required for approval of the transaction.  The vote of holders of common stock is not required in order to approve the Equipment Acquisition, or any of the transactions that will take place in conjunction with the Equipment Acquisition, such as the execution of the Lease or the entry into the Consulting Agreements.  However, the approval of a majority of the outstanding common stock is necessary to approve the Reverse Split Amendment, which is a requirement of closing the Equipment Acquisition.  The Company has already obtained the approval of a majority of the outstanding common stock to the Reverse Split Amendment, and therefore no further votes are being solicited.

Material differences to security holders as a result of transaction.  Consummation of the Equipment Acquisition will not result in any change in the rights of holders of common stock.

Accounting treatment of transaction.  The Company plans to record the purchase of the Equipment as the acquisition of tangible, depreciable assets.  In addition, the Company will enter into a lease agreement which will be capitalized.  The value of the lease will be recorded as an asset using a discount rate of 7.5% for a term of five years.  The excess purchase price will be recorded as goodwill.

Federal income tax consequences of the transaction.  There are no material federal income tax consequences of the transaction.

Regulatory Approvals. There are no federal or state regulatory requirements which must be med in order to consummate the Equipment Acquisition.

Reports, opinions, appraisals. There are no reports, opinions or appraisals obtained in relation to the Equipment Acquisition by an outside party.

Past contacts, transactions or negotiations.  The Company is entering into the Equipment Transaction as a result of a referral made by an acquaintance of Mr. Quilliam, the Company’s chief executive officer, who said he had a friend who was a successful operator of gaming equipment in South and Central America and was interested merging a part of his operation into a public company.  Mr. Quilliam was interested in part because the Company long had an interest in acquiring mining interests in the same geographic area to complement its existing mining property on War Eagle Mountain in Idaho. As a result, an initial meeting was held in suburban Toronto among Mr. Quilliam, two directors of the Company (Allan Breitkreuz and Paul Parliament), Julios Kosta (who owned the gaming equipment) and Jack Frydman (Mr. Kosta’s investment banker).  The parties discussed both the acquisition of the gaming equipment and the acquisition of the casino at which most of the equipment was currently deployed, but the possibility of acquiring the casino was not pursued because of government restrictions that prohibit anyone other than a Columbia national from owning and operating the casino. Mr. Quilliam and Mr. Kosta met again in Canada and then in Florida, where the Company is based, and reached the agreement described herein.

Other than the agreements described herein, there are no agreements or understandings between the Company and its affiliates, on the one hand, and Universal Entertainment SAS, Ltd., and its affiliates, on the other hand, that are not described above, other than the Company has agreed to consider the principles of the Universal Entertainment SAS, Ltd. for membership on the board of directors at the time directors are being nominated for the next annual meeting of shareholders.

Effect of Equipment Acquisition and Related Transactions.  In the event the Reverse Split Amendment, the Increase Amendment and the Equipment Acquisition are consummated, and the Company issues all of the bonus shares described above, but without considering the future issuance of shares under the consulting agreements, the ownership of the Company’s directors, officers, 5% shareholders and the parties to the consulting agreements will be as follows:

	Pre-Reverse Split	Percentage	Post-Reverse Split	Transaction Shares	Post-Split and Transaction	Percentage

New Vision Financial, Ltd.	85,481,462	21.5%	8,548,146	2,000,000	10,548,146	11.2%
Pierre Quilliam	68,080,458	17.1%	6,808,046	-	6,808,046	7.2%
Thomas C. Ridenour	35,047,934	8.8%	3,504,793	3,000,000	6,504,793	6.9%
Bisell Investments Inc.	30,500,000	7.7%	3,050,000	2,000,000	5,050,000	5.4%
Christian Quilliam	26,355,677	6.6%	2,635,568	4,000,000	6,635,568	7.0%
Allan Breitkreuz	15,096,216	3.8%	1,509,622	3,000,000	4,509,622	4.8%
Denise Quilliam	2,418,940	0.6%	241,894	4,000,000	4,241,894	4.5%
Silver Falcon Mining, Inc.	500,000	0.1%	50,000	-	50,000	0.1%
Q-Prompt, Inc.	232,500	0.1%	23,250	2,000,000	2,023,250	2.1%
Pascale Quilliam	2,000	0.0%	200	500,000	500,200	0.5%
Paul Parliament	-	0.0%	-	500,000	500,000	0.5%
Lewis Georges	-	0.0%	-	500,000	500,000	0.5%
Julios Kosta/Game Touch, LLC (1)	-	0.0%	-	21,396,693	21,396,693	22.7%
Claudia Cifuentes Robles	-	0.0%	-	4,223,776	4,223,776	4.5%
Jack Frydman	-	0.0%	-	6,808,046	6,808,046	7.2%
Richard Kaiser	913,664	0.2%	91,366	500,000	591,366	0.6%
Other Shareholders	133,659,958	33.6%	13,365,996	-	13,365,996	14.2%
Issued and outstanding	398,288,809	100.0%	39,828,881	54,428,515	94,257,396	100.0%

(1)

Consisting of 14,588,647 shares that will be distributed to Game Touch, LLC by the seller of the Equipment, and 6,808,046 shares issuable to Mr. Kosta under his consulting agreement.

(2)

Consisting of 2,861,888 shares that will be distributed to Ms. Robles by the seller of the Equipment, and 1,361,888 shares issuable to Ms. Robles under her consulting agreement.

The consulting agreements provide that the compensation due thereunder is payable in shares of the Company’s common stock.  The following table shows the ownership of the Company assuming all of the compensation due under the consulting agreements is satisfied with shares valued at $0.20 per share.  The actual compensation will be paid in shares of common stock at their closing price at the end of each trimester, which could be higher or lower than $0.20 per share.

	Common Shares at Closing	Issuance of Consulting Shares	Total Ownership	Ownership %

New Vision Financial, Ltd.	10,548,146	-	10,548,146	8.5%
Pierre Quilliam	6,808,046	6,250,000	13,058,046	10.5%
Thomas C. Ridenour	6,504,793	4,625,000	11,129,793	8.9%
Bisell Investments Inc.	5,050,000	-	5,050,000	4.1%
Christian Quilliam	6,635,568	-	6,635,568	5.3%
Allan Breitkreuz	4,509,622	-	4,509,622	3.6%
Denise Quilliam	4,241,894	-	4,241,894	3.4%
Silver Falcon Mining, Inc.	50,000	-	50,000	0.0%
Q-Prompt, Inc.	2,023,250	-	2,023,250	1.6%
Pascale Quilliam	500,200	3,750,000	4,250,200	3.4%
Paul Parliament	500,000	-	500,000	0.4%
Lewis Georges	500,000	-	500,000	0.4%

Julios Kosta/Game Touch, LLC	21,396,693	6,250,000	27,646,693	22.2%
Claudia Cifuentes Robles	4,223,776	3,000,000	7,223,776	5.8%
Jack Frydman	6,808,046	6,250,000	13,058,046	10.5%
Richard Kaiser	591,366	150,000	741,366	0.6%
Other Shareholders	13,365,996	-	13,365,996	10.7%
Issued and outstanding	94,257,396	30,275,000	124,532,396	100.0%

The closing of the Acquisition could be deemed to constitute a change of control of the Company based on the issuance of shares of common stock to acquire the Equipment and under consulting agreements to parties who are not currently shareholders that will constitute approximately 42% of the issued and outstanding shares.  However, the recipients of those shares will not, by virtue of the issuance of the shares, be entitled to appoint any officers or directors of the Company.

Interests of Certain Persons in Transactions.  Set forth below is the interest of each person who has been an officer or director of the Company since January 1, 2012, or any associate of such person, in the Equipment Acquisition and related transactions:

	Bonus Shares (1)	Annual Compensation (2)	Estimated Shares issuable under Agreements (3)
Pierre Quilliam (4)	2,000,000	$250,000	6,250,000
Thomas C. Ridenour	3,000,000	$185,000	4,625,000
Christian Quilliam (5)	6,000,000	$-	-
Allan Breitkreuz	3,000,000	$-	-
Denise Quilliam	4,000,000	$-	-
Pascale Quilliam	500,000	$150,000	3,750,000
Paul Parliament	500,000	$-	-
Lewis Georges	500,000	$-	-

(1)

Issued as bonus shares at the closing of the Equipment Acquisition.  The number of shares is after giving effect to the Reverse Split.

(2)

The amount represents the annual compensation due under an employment agreement or consulting agreement to be executed at the closing of the Equipment Acquisition.   The proposed employment and consulting agreements have terms of five years.

(3)

The annual compensation due under the employment or consulting agreements to be executed at the closing of the Equipment Acquisition is payable in shares of common stock at their market price at the time of issuance.  The number of shares represents the estimated number of shares issuable to the person in payment of annual compensation, assuming a stock price of $0.20 per share.

(4)

Includes shares issuable to Mr. Quilliam and Bisell Investments, Inc.

(5)

Includes shares issuable to Mr. Quilliam and Q-Prompt, Inc.

Pro Forma Financial Statements.  Attached hereto as Exhibit B is a pro forma balance sheet as of September 30, 2013, and pro forma income statements for the fiscal year ending December 31, 2012 and the nine months ending September 30, 2013 that show the effects of the Equipment Acquisition and related transactions for such periods as if the Equipment Acquisition and the related transactions had occurred on January 1, 2012.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital currently consists of 400,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Common Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing Common Stockholders will be diluted.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. We have not designated a series of preferred stock or issued any shares of preferred stock.

At the close of business on the Record Date, the Company had 398,288,809 shares of Common Stock issued and outstanding, and no shares of preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 19, 2013, with respect to the beneficial ownership of our common stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Pierre Quilliam (2)(7)	109,580,458	26.8%

New Vision Financial, Ltd. 60 Market Square P.O. Box 364 Belize City, Belize	85,481,462	21.5%

Thomas C. Ridenour (3)(7)	45,047,934	11.0%

Christian Quilliam (4)(7)	36,588,177	9.0%

Allan Breitkreuz (5)(7)	25,096,216	6.2%

Denise Quilliam (6)(7)	8,668,940	2.1%

Lew Georges (7)	-	-%

Paul Parliament (7)	-	-%

All Officers and Directors as a Group	224,981,725	50.8%

(1) Based upon 398,288,809 shares issued and outstanding as of September 19, 2013.

(2) Pierre Quilliam’s shares include 68,080,458 shares owned outright, options to acquire 10,500,000 shares, 30,500,000 shares owned by Bisell Investments, Inc., a company of which Mr. Quilliam is a director and president, and 500,000 shares owned by Silver Falcon.  Mr. Quilliam is an officer and director of Silver Falcon, and in that capacity exercises the shared power to vote and dispose of the shares owned by that entity.  Mr. Quilliam’s shares do not include any shares owned by Denise Quilliam, who is his spouse. Mr. Quilliam’s ownership does not include 7,500,000 shares which he has the right to acquire under options that have not vested yet.

(3) Thomas C. Ridenour’s shares include 35,047,934 shares owned outright, options to acquire 9,500,000 shares and 500,000 shares owned by Silver Falcon.  Mr. Ridenour is an officer and director of Silver Falcon, and in that capacity exercises the shared power to vote and dispose of the shares owned by that entity. Mr. Ridenour’s ownership does not include 7,500,000 shares which he has the right to acquire under options that have not vested yet.

(4) Christian Quilliam’s shares include 26,355,677 shares owned outright, 232,500 owned by Q-Prompt, a company he controls, options to acquire 9,500,000 shares and 500,000 shares owned by Silver Falcon.  Mr. Quilliam is an officer and director of Silver Falcon and in that capacity exercises the shared power to vote and dispose of the shares owned by that entity. Mr. Quilliam’s ownership does not include 7,500,000 shares which he has the right to acquire under options that have not vested yet.

(5)  Allan Breitkreuz’s shares include 15,096,216 shares owned outright, options to acquire 9,500,000 shares and 500,000 shares owned by Silver Falcon.  Mr. Breitkreuz is an officer and director of Silver Falcon and in that capacity exercises the shared power to vote and dispose of the shares owned by that entity. Mr. Breitkreuz’s ownership does not include 7,500,000 shares which he has the right to acquire under options that have not vested yet.

(6) Denise Quilliam’s shares include 2,418,940 shares owned outright, options to acquire 5,750,000 shares and 500,000 shares owned by Silver Falcon.  Ms. Quilliam is an officer and director of Silver Falcon, and in that capacity exercises the shared power to vote and dispose of the shares owned by that entity. Ms. Quilliam’s shares do not include any shares owned by Pierre Quilliam, who is her spouse. Ms. Quilliam’s ownership does not include 7,500,000 shares which she has the right to acquire under options that have not vested yet.

(7) 1001 3rd Ave., W., Suite 430, Bradenton, Florida 34205.

All of the officers and directors hold options to purchase shares of Common Stock, which are not included in their ownership amounts because the options are subject to a one year vesting requirement and are not currently exercisable within 60 days.

DESCRIPTION OF REVERSE SPLIT AMENDMENT

Summary of Reverse Split

Our Board of Directors and the Consenting Stockholders have approved an amendment to our Certificate of Incorporation to effect a reverse split of our Common Stock at a ratio of one (1) share for each ten (10) shares (the “Reverse Split”).  We are presently authorized to issue only 400,000,000 shares of Common Stock, par value $0.0001 per share, of which 398,288,809 are issued and outstanding.

Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, convertible notes and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole.

The Reverse Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Reverse Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock.  The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split Amendment and the number of shares issuable upon exercise or conversion will be reduced by the same factor.  For example, under a one for ten (1-for-10) Reverse Split, an option, warrant, convertible note or other right exercisable or convertible into 1,000 shares of our Common Stock at an exercise price or conversion value of $1.00 per share immediately before implementation of the Reverse Split would be exercisable or convertible into 100 shares of our Common Stock at an exercise price or conversion value of $10.00 per share immediately after implementation of the Reverse Split.  All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our Common Stock shall remain unchanged.

Reasons for the Reverse Split

We believe that the Reverse Split is in the best interest of the Company and our shareholders. We believe that a Reverse Split, which will result in a higher per share trading price of our Common Stock, will enable us to attract additional interest in our Common Stock from the investment community, and particularly market-makers. Numerous broker-dealers and investment bankers require that a company’s common stock have a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security. As a result, we believe that the Reverse Split has the potential of improving the liquidity of the public market for our Common Stock. We cannot assure you that we will be successful in generating greater interest among professional investors and institutions, or enhancing prospective analyst coverage and brokerage recommendations. Shareholders should also note that after the Company implements the Reverse Split, there is no assurance that prices for shares of Common Stock after the Reverse Split will increase proportionally to the exchange ratio of the Reverse Split (or at all).  We cannot guarantee to shareholders that the price of its shares will reach or sustain any price level in the future, and it is possible the proposed Reverse Stock will have no lasting impact on its share price.

Principal Effects of the Reverse Split

The principal effects of a Reverse Split would include the following:

•

Every ten (10) outstanding shares of the Common Stock will be combined into one new share of Common Stock;

•

The number of shares of Common Stock issued and outstanding will be reduced proportionately;

•

The total number of shares of Common Stock and preferred stock the Company is authorized to issue will be unchanged;

•

Appropriate adjustments will be made to stock options exercisable for shares of Common Stock granted under the Company’s stock option plans to maintain the economic value of the awards, based upon the ratio selected by the board; and

•

Proportionate adjustments would be made to the per share exercise price and conversion price and the number of shares issuable upon the exercise of all outstanding options and warrants or conversion of convertible notes entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for the Common Stock upon exercise of such options or warrants or conversion of convertible notes immediately preceding the reverse stock split.

The Common Stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the Common Stock under the Securities Exchange Act of 1934.

The reverse stock split will be effected simultaneously for all of our Common Stock and the exchange number will be the same for all of our Common Stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse stock split.

The table below summarizes the Company’s pro forma capitalization, as of September 19, 2013, before and after giving effect to a reverse stock split of one-for-ten (1-for-10). The figures do not reflect the rounding up of fractional shares to the nearest whole share.

	Before Reverse	After Reverse
	Stock Split	Stock Split
Authorized Shares	400,000,000	400,000,000
Shares Issued and Outstanding	398,288,809	39,828,881

Shares Reserved for Future Issuance:
Options and Warrants *	88,000,000	8,800,000
Undesignated Preferred Stock	5,000,000	5,000,000
Common Shares Available for Future Issuance	0	351,371,119

* 86,000,000 options are being cancelled as part of the Equipment Acquisition, but are reflected as outstanding for purposes of this table.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

After the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

A decline in the market price of the Company’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

After the Reverse Split is effected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

Procedure for Effecting a Reverse Split and Effect on Stock Certificates

The Company will be required to file with the Secretary of State of the State of Delaware articles of amendment to the Company’s Certificate of Incorporation (as previously amended). The Reverse Split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our Common Stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

Upon the effectuation of any Reverse Split, we intend to treat shareholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders, holding the stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our registered shareholders may hold some or all of their shares electronically in book-entry form.  These shareholders will not have stock certificates evidencing their ownership of the stock. These shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action to receive your new shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Some of our registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate.  After the Reverse Split is effected, shareholders may continue to make sales or transfers using their old stock certificates.  On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor.  Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

The Reverse Split will not change the number of authorized shares of our Common Stock designated in our Certificate of Incorporation (although the Increase Amendment, discussed later, will increase the number of authorized shares). Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares available for issuance under our authorized pool of Common Stock would increase from approximately 1,711,191 shares to approximately 351,171,119, assuming a one-for-ten Reverse Split (and without giving effect to the Increase Amendment, discussed separately).

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of Common Stock or securities convertible into Common Stock.  The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.  We have no present plans, commitments, arrangements, understandings or agreements regarding issuance of additional shares of Common Stock, other than:

•

the issuance of 17,450,535 shares of common stock to Universal Entertainment SAS, Ltd. to acquire the Equipment;

•

the issuance of 17,000,000 shares of common stock to certain officers, directors and significant shareholders that will be executed at the closing of the Equipment Acquisition;

•

the issuance of 19,977,980 shares as bonuses under consulting agreements that will be executed at the closing of the Equipment Acquisition;

•

an estimated 30,275,000 shares that will be issued as future compensation under consulting agreements that will be executed at the closing of the Equipment Acquisition, assuming a market price of the common stock of $0.20 per share.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Delaware law, it could be possible to use the additional shares of Common Stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our Board of Directors could, without further shareholder approval, strategically sell shares of our Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our Common Stock or obtain control of the Company.

Our Certificate of Incorporation and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Certificate of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

Other Effects on Outstanding Shares

When the Reverse Split is implemented, the rights and preferences of the outstanding shares of our Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

In addition, the Reverse Split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Accounting Effects of the Reverse Split

Following the effective time of the Reverse Split, the par value of our Common Stock will remain at $0.0001 per share.  Accordingly, the aggregate par value of the issued and outstanding shares of our Common Stock, and therefore the stated capital associated with our Common Stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. After the Reverse Split is effected, all share and per share information in our financial statements will be restated to reflect the Reverse Split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

Public Trading – New Symbol

When our Board of Directors elects to implement a Reverse Split, it is likely that the Reverse Split will be implemented at a point in time when the Company’s shares of Common Stock are trading on the Over-The-Counter Market and quoted on the OTC Electronic Bulletin Board or the OTC Market, Inc.’s OTC.QB or OTC.Pink.  As a result, in order to implement a Reverse Split, our board of directors will be required to notify the FINRA of the Reverse Split, the desired Reverse Split ratio, and other information that the FINRA will require in order to approve and implement the split.  In addition, the Company will notify the FINRA of the effective date of the Reverse Split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will, in fact, be no distribution to our shareholders.  Once the FINRA has approved the Reverse Split, it may, but is not required to assign to the Company’s post Reverse Split Common Stock a new trading ticker symbol.  Once the effective date has been established and the new ticker symbol assigned, we will publish a press release informing our shareholders and other members of the investment community of the effective date of the Reverse Split and the Company’s new post-split ticker symbol.  On the effective date of the Reverse Split, our shares will begin trading under the new ticker symbol and the trading price, number of shares, market capitalization and other share and per share information pertaining to the Company’s shares of Common Stock will reflect the post Reverse Split ratios.

No Appraisal Rights

Shareholders do not have appraisal rights under DGCL or under the Company’s Certificate of Incorporation (as amended) in connection with the Reverse Split.

Reservation of Right to Abandon Reverse Split

The Company reserves the right to abandon the Reverse Split without further action by the shareholders at any time before the effectiveness of the Reverse Split.

Circular 230 Tax Disclosures

Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Split”.  These discussions are based upon the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions do not address all federal income tax consequences that may be relevant to a particular holder of shares of Common Stock or options or warrants to acquire Common Stock, or any foreign, state or local tax considerations.

The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of Common Stock and warrants and options to acquire Common Stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of a Reverse Split

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of Common Stock held immediately prior to the effective time of the Reverse Split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

The Company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•

The Company will not recognize any gain or loss as a result of the Reverse Split.

•

Shareholders will not recognize any gain or loss as a result of the Reverse Split.

•

The aggregate adjusted basis of the shares of each class of the Common Stock held following the Reverse Split will be equal to the shareholder’s aggregate adjusted basis immediately prior to the Reverse Split.

•

A shareholder’s holding period for the Common Stock the shareholder continues to hold after the Reverse Split will include the holding period for the Common Stock held immediately prior to the Reverse Split.

The Company’s belief regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, the Company urges shareholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the Reverse Split.

Recommendation of Company; No Vote Required

Therefore, the Board of Directors has determined that it is the best interests of the Company to decrease the number of outstanding shares of Common Stock by approving the Reverse Split Amendment. The Reverse Split Amendment will decrease the number of outstanding shares of Common Stock to approximately 39,828,881 shares.

No vote of holders of outstanding shares of the Company, other than the Consenting Stockholders, is necessary for approval of the Reverse Split Amendment.  It is anticipated that the Reverse Split Amendment will be filed of record and be effective on the 21st  day after this Information Statement is first mailed to shareholders. Shareholders will have no dissenters' or appraisal rights with respect to the Reverse Split Amendment.

DESCRIPTION OF INCREASE AMENDMENT

Summary of Increase Amendment

Our Board of Directors and the Consenting Stockholders have approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 400,000,000 shares to 1,000,000,000 shares (the “Increase Amendment”).  We are presently authorized to issue only 400,000,000 shares of Common Stock, par value $0.0001 per share, of which 398,288,809 are issued and outstanding.

Purpose of Increasing the Company’s Authorized Shares of Common Stock

The Company’s Board of Directors believes that it is desirable to have additional authorized shares of Common Stock available for other possible future financings, possible future acquisitions, stock dividends, stock splits and other general corporate purposes.  The Company’s Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting.  Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, the Board of Directors believes that such transactions would increase the value of the Company to its shareholders.

Advantages and Disadvantages of Increasing Authorized Shares

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized Common Stock. The advantages include:

•

The ability to raise capital by issuing Common Stock.

•

The ability to issue shares of Common Stock to pay for essential services, thereby allowing the Company to use its cash for other corporate purposes.

•

To have shares of Common Stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•

Dilution to the existing shareholders, including a decrease in our net income per share in future periods.  This could cause the market price of our stock to decline.

•

The issuance of authorized but unissued Common Stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time.  A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of Common Stock compared to the then-existing market price.  The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Recommendation of Company; No Vote Required

Therefore, the Board of Directors has determined that it is the best interests of the Company to increase the number of authorized shares of Common Stock to 1,000,000,000 by approving the Increase Amendment. No vote of holders of outstanding shares of the Company, other than the Consenting Stockholders, is necessary for approval of the Increase Amendment.  It is anticipated that the Increase Amendment will be filed of record and be effective on the 21st  day after this Information Statement is first mailed to shareholders. Shareholders will have no dissenters' or appraisal rights with respect to the Increase Amendment.

FINANCIAL STATEMENTS

Audited annual financial statements for the Company for the years ending December 31, 2012 and 2011 and unaudited interim financial statements for the nine months ended September 30, 2013 are provided at Exhibits A and B, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

On September 14, 2007, we acquired an interest in 174.82 acres of land on War Eagle Mountain in Idaho from two of our major shareholders for a total of 90,000,000 shares of our common stock.  We acquired a 100% interest in 103 acres, and a 29.166% interest in 71.82 acres.  We also lease five placer claims on War Eagle Mountain from the U.S. Bureau of Land Management, each of which covers approximately 20 acres, or approximately 100 acres in total.  Subsequently, as a result of a survey of portions of War Eagle Mountain, we allowed our unpatented placer claims to lapse and reapplied for new unpatented lode claims covering the same veins.  The new unpatented lode claims cover more acreage and are better oriented in the direction of the three veins in the mountain.  The new unpatented lode claims cover 282.85 acres, as compared to 103 acres covered by the unpatented places claims that they replaced.

On October 11, 2007, we entered into a lease of our mineral rights to Silver Falcon, which is responsible for all mining activities on War Eagle Mountain.  We are entitled to annual lease payments of $1,000,000, payable on a monthly basis, a monthly nonaccountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts paid to Silver Falcon from the processing of ore produced from tailing piles on the premises or through shafts or adits located on the premises.  The lease initially provided that lease payments must commence April 1, 2008.  Because Silver Falcon has been unable to commence operations according to its original schedule, we have agreed to extend the commencement date several times, to January 1, 2012, and extended the lease term by an equal amount each time.   The lease currently expires on October 1, 2026.

To date, Silver Falcon’s operations have consisted of processing tailings left on the mine site from prior mining operations.  Silver Falcon has constructed a milling operation at the base of the mountain, and is in the process of constructing a metallurgical lab to further process concentrate produced in its milling operation.  Silver Falcon has also made substantial capital improvements to the mountain and roads.  Before Silver Falcon begins mining raw ore from the mountain, it will need to complete a confirmation phase designed to locate and prove up reserves in the mountain in order to develop a comprehensive plan for the full development of the mine site. Later, after Silver Falcon completes a confirmation program to prove up and locate reserves on the property, and make further capital improvements to the mine site, it plans to begin mining and processing raw ore.

Our revenue, profitability, and future growth rate depend substantially on factors beyond our control, including Silver Falcon’s success in the commencement of mining operations on our properties, as well as economic, political, and regulatory developments and fluctuations in the market prices of minerals processed from minerals derived from our properties.

Results of Operations

Fiscal Years ended December 31, 2012 and 2011

We are in the exploration stage but have generated revenues of $1,000,000 in the year ended December 31, 2012 and no revenues in the year ended December 31, 2011 as a result of the extension of the commencement date of the lease between Silver Falcon and us.  Revenues in 2012 consisted of lease payments of $1,000,000 from Silver Falcon.

We reported losses from operations during the years ended December 31, 2012 and 2011 of ($1,273,678) and ($2,104,268), respectively, a decrease of $830,590.  The decreased operating loss in 2012 as compared to 2011 was largely attributable to increased revenue offset by an increase in consulting fees of $84,401 and compensation expense of $82,113.  Compensation expense increased as a result of compensation expense related to stock option grants of $387,057 and the addition of employee compensation paid in shares of common stock.

We reported a net loss during the years ended December 31, 2012 and 2011 of ($2,220,774) and ($2,104,268), respectively.  The increased net loss in 2012 as compared to 2011 was largely attributable to a one-time debt conversion expense in 2012 of $947,096, offset by a lower loss from operations.

Three Months Ended September 30, 2013 and 2012

We reported revenues of $250,000 and $250,000 during the three months ended September 30, 2013 and 2012, respectively. All of our revenues for both periods constitute base rental payments under our lease with Silver Falcon.

We reported losses from operations during the three months ended September 30, 2013 and 2012 of ($239,473) and ($155,001), respectively.  The increased operating loss in 2013 as compared to 2012 was largely attributable to an increase in compensation expense of $71,462 offset by a decrease in consulting fees of $2,021.

We reported a net loss during the three months ended September 30, 2013 and 2012 of ($239,473) and ($155,001), respectively.

Nine Months ended September 30, 2013 and 2012

We reported revenues of $750,000 and $750,000 during the nine months ended September 30, 2013 and 2012, respectively. All of our revenues for both periods constitute base rental payments under our lease with Silver Falcon.

We reported losses from operations during the nine months ended September 30, 2013 and 2012 of ($707,201) and ($539,549), respectively.  The increased operating loss in 2013 as compared to 2012 was largely attributable to an increase in compensation expense of $214,386 offset by a decrease in consulting fees of $60,850.

We reported a net loss during the nine months ended September 30, 2013 and 2012 of ($707,201) and ($539,549), respectively.

Liquidity and Sources of Capital

The following table sets forth the major sources and uses of cash for the twelve months ended December 31, 2012 and 2011:

Fiscal Year ended December 31,
	2012	2011
Net cash provided by (used) in operating activities	$ (276)	$ (82,207)
Net cash provided by (used) in investing activities	-	-
Net cash provided by (used) in financing activities	-	-
Net (decrease) increase in unrestricted cash and cash equivalents	$ (276)	$ (82,207)

The following table sets forth the major sources and uses of cash for the nine months ended September 30, 2013 and 2012:

Nine months ended September 30,
	2013	2012
Net cash provided by (used) in operating activities	$ 249	$ -
Net cash provided by (used) in investing activities	-	-
Net cash provided by (used) in financing activities	-	-
Net (decrease) increase in unrestricted cash and cash equivalents	$ 249	$ -

Comparison of Fiscal Years ending December 31, 2011 and 2012

In the year ended December 31, 2011 and 2012, we financed our operations primarily through the issuance of common stock and options for services and the deferral of salaries and lease payments from Silver Falcon.

Operating activities (used) provided ($82,207) of cash in 2011, as compared to ($276) of cash used in 2012.  Major non-cash items that affected our cash flow from operations in 2011 was $1,182,138 for the value of common stock issued for compensation and services, and $559,016 for the value of options granted.  Our operating assets and liabilities supplied $210,907 of cash, most of which resulted from an increase in due to related party of $458,799.

Major non-cash items that affected our cash flow from operations in 2012 were $158,760 for the value of common stock issued for compensation, and $387,057 for the value of options issued for compensation.  Our operating assets and liabilities supplied $727,585 of cash, most of which resulted from an increase in due to related party of $716,083.

There were no investing or financing activities in either the years ended December 31, 2011 or 2012.

Comparison of September 30, 2013 and 2012

Operating activities (used) contributed $249 of cash in 2012, as compared to $0 of cash in 2013.  Major non-cash items that affected our cash flow from operations in 2012 were increases in prepaid expenses of $370,587, offset by an increase in advances payable to a related party of $826,227.

Major non-cash items that affected our cash flow from operations in 2013 were an increase in prepaid expenses of $442,051 and reduced advances payable to a related party of $455,753, offset by an increase in stock issued for compensation of $1,526,704.

There were no investing or financing activities in either the nine months ended September 30, 2012 or 2013.

Current Liquidity

Our balance sheet as of September 30, 2013 reflects cash and current assets of $497,549, current liabilities of $812,649, and a working capital deficit of ($315,100).  However, most of our current liabilities consist of balances due to related parties, and most of our current assets consist of prepaid compensation paid to our officers which is capitalized as a prepaid expense.

We have executed a lease agreement with Silver Falcon, which provides for an annual lease payment of $1,000,000 payable in monthly installments, and a royalty equal to 15% of the proceeds of any ore produced from tailing piles or through shafts or adits located on our property on War Eagle Mountain.  Effective January 1, 2012, Silver Falcon resumed making the monthly lease payments due under our lease with Silver Falcon; however, the lease payments are being satisfied by crediting the payment amount against the amount that we owe Silver Falcon, rather than by cash payments.

Until we begin receiving cash payments from Silver Falcon, we will be dependent on the deferral of salaries by our management, the issuance of shares of our common stock for services, and on loans from Silver Falcon, our officers and a significant shareholder to pay other administrative expenses.

Going Concern

Our financial statements have been presented on the basis that we continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, we incurred a net operating loss in the years ended December 31, 2012 and 2011, and the nine months ended September 30, 2013.  These factors create an uncertainty about our ability to continue as a going concern.   Our ability to continue as a going concern is dependent on the success of our plans.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Estimates

Our significant accounting policies are described in Note 2 of Notes to Financial Statements. At this time, we are not required to make any material estimates and assumptions that affect the reported amounts and related disclosures of assets, liabilities, revenue, and expenses. However, as we begin actual mining operations, we may be required to make estimates and assumptions typical of other companies in the mining business.

For example, we will be required to make critical accounting estimates related to future metals prices, obligations for environmental, reclamation, and closure matters, mineral reserves, and accounting for business combinations.  The estimates will require us to rely upon assumptions that were highly uncertain at the time the accounting estimates are made, and changes in them are reasonably likely to occur from period to period.  Changes in estimates used in these and other items could have a material impact on our financial statements in the future.

Our estimates will be based on our experience and our interpretation of economic, political, regulatory, and other factors that affect our business prospects. Actual results may differ significantly from our estimates.

OTHER INFORMATION

For more detailed information on the Company and other information about the business and operations of the Company, including financial statements and other information, you may refer to other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our Chief Executive Officer at the address specified above.

Dated this ___th day of December, 2013.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Pierre Quilliam

Pierre Quilliam, Chief Executive Officer

EXHIBIT A

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

GoldLand Holdings Co.

We have audited the accompanying balance sheet of GoldLand Holdings Co. (the “Company”) as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2012 and 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and changes in stockholders’ deficit and its cash flows for the years ended December 31, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

As discussed in Note 9 of the notes to the accompanying financial statements, the financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in the footnotes, the Company does not currently have any revenue is dependent on the deferral of salaries and loans from management and a shareholder to pay operating expenses.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ W.T. Uniack & Co. CPA's P.C.

W.T. Uniack & Co. CPA's P.C.

Woodstock, Georgia

April 9, 2013

GOLDLAND HOLDINGS CO.

BALANCE SHEET

DECEMBER 31, 2012 and 2011

ASSETS	2012	2011
Cash and cash equivalents	$ -	$ 276
Due to related parties	-	-
Prepaid expenses	52,498	70,000
Other assets	3,000	3,000
Total current assets	55,498	73,276

Mining Properties (see Note 3)	360,000	360,000

Total Assets	$ 415,498	$ 433,276

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Accounts payable	$ 70,470	$ 76,470
Accrued compensation	-	-
Due to related party	1,168,882	452,799
Total liabilities (all current)	1,239,352	529,269

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized	-	-
Common stock, par value $0.0001, 400,000,000 shares authorized, 318,604,604 and 271,808,967 shares issued and outstanding at December 31, 2012 and 2011, respectively	31,860	27,181
Additional paid in capital	10,598,127	9,109,893
Accumulated deficit	(11,453,841)	(9,233,067)
Total stockholders' deficit	(823,854)	(95,993)

Total Liabilities and Stockholders' Deficit	$ 415,498	$ 433,276

See accompanying notes to financial statements

GOLDLAND HOLDINGS CO.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011

	2012	2011

Revenues:	$ 1,000,000	$ -

Expenses:
Consulting fees	204,880	120,479
Stock compensation expense	2,045,037	1,962,924
General and administrative	23,761	20,865
Total expenses	2,273,678	2,104,268

Loss from operations	$ (1,273,678)	$ (2,104,268)

Debt conversion expense	(947,096)	-

Net Loss	$ (2,220,774)	$ (2,104,268)

Net loss per common share - basic	$ (0.01)	$ (0.01)

Weighted average number of common shares outstanding - basic	285,373,550	241,454,960

See accompanying notes to financial statements.

GOLDLAND HOLDINGS CO.

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011

	Common Shares	Preferred Shares	Common Stock, At Par	Preferred Stock	Additional Paid in Capital	Accumulated Deficit/Other	Total Shareholder's Deficit

Balance at 12/31/10	218,592,756	-	$ 21,859	$ -	$ 6,037,394	$ (7,128,799)	$ (1,069,546)

Issuance of common stock for services	1,934,967	-	193		76,807		77,000
Issuance of common stock for rent	2,000,000		200		69,800		70,000
Issuance of common stock for accrued compensation	18,095,242		1,810		1,264,857		1,266,667
Issuance of common stock for compensation	31,186,002		3,119		1,102,019		1,105,138
Options granted					559,016		559,016
Net loss						(2,104,268)	(2,104,268)
Balance at 12/31/11	271,808,967	-	$ 27,181	$ -	$ 9,109,893	(9,233,067)	$ (95,993)
Issuance of common stock for services	7,333,308	-	733		158,027		158,760
Issuance of common stock for conversion of notes payable	39,462,329		3,946		943,150		947,096
Options granted					387,057		387,057
Net loss						(2,220,774)	(2,220,774)
Balance at 12/31/12	318,604,604	-	$ 31,860	$ -	$ 10,598,127	(11,453,841)	$ (823,854)

See accompanying notes to financial statements.

GOLDLAND HOLDINGS CO.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net income (loss)	$ (2,220,774)	$ (2,104,268)
Adjustments to reconcile net earnings (loss) to net cash (used in) operating activities:
Issuance of common stock for services	158,760	77,000
Issuance of common stock for compensation	-	1,105,138
Issuance of common stock for rent	-	70,000
Compensation paid by related party	716,083	458,799
Debt conversion expense	947,096	-
Options granted	387,057	559,016
Increase (decrease) in operating assets and liabilities:
Accounts payable and accrued expenses	(6,000)	25,650
Prepaid expenses	17,502	(70,000)
Accrued interest	-	-
Accrued payroll and payroll liabilities	-	(203,542)

Net cash (used in) operating activities	(276)	(82,207)

Cash flows from financing activities:
Repayments to related party	-	-
Net cash provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	(276)	(82,207)
Cash and equivalents at beginning of period	276	82,483
Cash and equivalents at end of period	$ -	$ 276

See accompanying notes to financial statements

GOLDLAND HOLDINGS CO.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011

(continued)

	2012	2011
SUPPLEMENTARY DISCLOSURE OF NONCASH TRANSACTIONS

Shares issued for rent	$ --	$ 70,000
Shares issued for services	$ 158,760	$ 77,000

See accompanying notes to financial statements

GOLDLAND HOLDINGS CO.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

GoldLand Holdings, CO, (the “Company,” “we” or “us”) was originally formed as Montrose Ventures, Inc. in the State of Delaware on May 25, 1989.  On April 23, 1996, the Company’s name was changed to Java Group, Inc., and on September 1, 2004 the name was changed to Consolidated General Corp.  On August 7, 2007, the company’s name was changed to GoldCorp Holdings Co.  On October 15, 2010, our name was changed to GoldLand Holdings Co.

The Company owns land and lease claims on War Eagle Mountain in the state of Idaho.  The Company has entered into a lease agreement with Silver Falcon Mining, Inc. (“Silver Falcon”) under which Silver Falcon is entitled to mine the land and the Company is entitled to a 15% royalty on all minerals extracted by Silver Falcon from tailing piles on the premises or through shafts or adits located on the premises.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue is recognized when earned according to lease and royalty agreements.  Lease income is recognized as earned on a monthly basis according to the terms of the lease.  Royalty income is recognized as ore is extracted and refined.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.

Facilities and equipment

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and recorded at cost. The facilities and equipment are depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

Impairment of Long-Lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any.  An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization other than proven and probable reserves and other material that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable minerals from such exploration stage mineral interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Goodwill

The Company evaluates, on at least an annual basis during the fourth quarter, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, the Company compares the estimated fair value of its reporting units to their carrying amounts. If the carrying value of a reporting unit exceeds its estimated fair value, the Company compares the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. The Company’s fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Stock Based Compensation

The Company has issued and may issue stock in lieu of cash for certain transactions. The fair value of the stock, which is based on comparable cash purchases, third party quotations, or the value of services, whichever is more readily determinable, is used to value the transaction

Use of Estimates

The Company’s Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s Financial Statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Basic and Diluted Per Common Share

Basic earnings  per common  share is computed by dividing income available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because we have incurred net losses, basic and diluted loss per share are the same since additional potential common shares would be anti-dilutive.

Research and Development

The Company expenses research and development costs as incurred.

Significant Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”).” This pronouncement was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain fair value measurement principles and changes the disclosure requirements to include quantitative information about unobservable inputs used for level 3 fair value measurements. This pronouncement is effective for reporting periods beginning on or after December 15, 2011 (early adoption is prohibited). The Company is evaluating the potential impact of adopting this guidance on its consolidated financial position, results of operations, cash flows, and disclosures.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income.” ASU 2011-05 eliminates the option to report other comprehensive income and its components in the statement of changes in stockholders’ equity and requires an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement or in two separate but consecutive statements. This pronouncement is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 (early adoption is permitted). The Company is evaluating the potential impact of adopting this guidance on its consolidated financial position, results of operations, cash flows, and disclosures.

In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” ASU 2011-12 indefinitely defers certain provisions of ASU 2011-05 relating to the presentation of reclassification adjustments out of accumulated other comprehensive income by component. This pronouncement is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.

NOTE 3 – NOTES PAYABLE

Loan Transactions with New Vision Financial, Ltd.

From time to time we have borrowed funds from New Vision Financial, Ltd. (“New Vision”).  The loans have been made pursuant to promissory notes that bear interest at 7% per annum, and are convertible into common stock at $0.03 per share.  The following is a summary of our loan transactions with New Vision:

•

We borrowed $2,250 from New Vision pursuant to a promissory note dated December 31, 2007, which was due on December 31, 2009. At maturity, the balance due with interest was $2,565, which was converted into a new promissory note which had a maturity date of December 31, 2011.

•

We borrowed $7,500 from New Vision pursuant to a promissory note dated December 31, 2007, which was due on December 31, 2009.  On January 10, 2008, we issued New Vision 158,333 shares of common stock valued at $0.03 per share, or $4,750, and were applied to reduce the principal balance of the note. At maturity, the balance due with interest was $3,395, which was converted into a new promissory note which had a maturity date of December 31, 2011.

•

We borrowed $29,532 from New Vision pursuant to a promissory note dated June 30, 2008, which was due on June 30, 2010.  At maturity, the balance due with interest was $33,638, which was converted into a new promissory note which had a maturity date of June 30, 2012.

•

On November 12, 2010, New Vision converted all of the principal and accrued interest due under the above-described notes into 1,360,800 shares of our common stock, and there were no notes outstanding to New Vision at December 31, 2011 and December 31, 2010.

•

On October 1, 2012, we issued New Vision 39,462,329 as additional consideration on notes converted on November 12, 2010.  The transaction was recorded as debt conversion expense.

Loan Transactions with Pierre Quilliam.

From time to time we have borrowed funds from Pierre Quilliam, or chairman and chief executive officer.  The loans have been made pursuant to promissory notes that bear interest at 7% per annum, and are convertible into common stock at $0.03 per share.  The following is a summary of our loan transactions with Mr. Quilliam:

•

We borrowed $81,408 from Mr. Quilliam pursuant to a promissory note dated December 31, 2007, which was due on December 31, 2009.  On December 12, 2008, we issued Mr. Quilliam 825,000 shares of common stock valued at $0.03 per share, or $24,750, and were applied to reduce the principal balance of the note. At maturity, the balance due with interest was $66,222, which was converted into a new promissory note which had a maturity date of December 31, 2011.

•

We borrowed $5,830 from Mr. Quilliam pursuant to a promissory note dated June 30, 2008, which was due on June 30, 2010.  At maturity, the balance due with interest was $6,641, which was converted into a new promissory note which had a maturity date of June 30, 2012.

•

On December 1, 2008, we issued Mr. Quilliam a promissory note in the amount of $345,163 in payment of an account payable to Mr. Quilliam for expenses that he paid on behalf of us.  The note was due on December 1, 2010.

•

On November 12, 2010, Mr. Quilliam converted all of the principal and accrued interest due under the above-described notes into 15,642,472 shares of our common stock, and there were no notes outstanding to Mr. Quilliam at December 31, 2011 and December 31, 2010.

NOTE 4 - INCOME TAXES

The effective tax rate varies from the maximum federal statutory rate as a result of the following items for the twelve months ended December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011

Tax benefit computed at the maximum federal statutory rate	(34.0)%	(34.0)%

State tax rate, net of federal tax benefit	(4.5)	(4.5)

Increase in valuation allowance	38.5	38.5

Effective income tax rate	0.0%	0.0%

Deferred income tax assets and the related valuation allowances result principally from the potential tax benefits of net operating loss carryforwards.

The Company has recorded a valuation allowance to reflect the uncertainty of the ultimate utilization of the deferred tax assets as follows:

	December 31, 2012	December 31, 2011

Deferred tax assets	$4,409,729	$3,554,731

Less valuation allowance	(4,409,729)	(3,554,731)

Net deferred tax assets	$—	$—

For financial statement purposes, no tax benefit has been reported as the Company has had significant losses in recent years and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established in the full amount of the deferred tax asset.

At December 31, 2012, the Company had net operating loss carryforwards of approximately $11,453,841 which will be available to offset future taxable income. These net operating loss carryforwards expire at various times through 2032. The utilization of the net operating loss carryforwards is dependent upon the Company’s ability to generate sufficient taxable income during the carryforward period.

NOTE 5 - RELATED PARTY TRANSACTIONS

Lease Transactions with Silver Falcon

On October 11, 2007, we entered into a lease agreement with Silver Falcon, under which we leased our owned and leased acreage on War Eagle Mountain, Idaho to Silver Falcon.  Silver Falcon is responsible for all mining activities on our land, and we are entitled to annual lease payments of $1,000,000 per year payable monthly, a nonaccountable expense allowance of $10,000 per month for any month in which ore is mined from our property, and a royalty of 15% from any proceeds payable to Silver Falcon by the refiner of ore produced from tailing piles on the premises or through shafts or adits located on the premises.  The lease initially provided that lease payments must commence April 1, 2008.  Because Silver Falcon has been unable to commence operations according to its original schedule, we have agreed to extend the commencement date several times, to January 1, 2012.

On the first quarter of 2011, we amended the above-described lease with Silver Falcon.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  Silver Falcon remains remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.  All of our officers and directors are also officers and directors of Silver Falcon.

Loan Transactions with New Vision Financial, Ltd.

From time to time we have borrowed funds from New Vision.  See Note 3.

Loan Transactions with Pierre Quilliam.

From time to time we have borrowed funds from Pierre Quilliam, or chairman and chief executive officer.  See Note 3.

Loan Transactions with Silver Falcon

From time to time, we have borrowed money from Silver Falcon, and Silver Falcon has borrowed money from us.  The amounts are non-interest bearing, unsecured demand loans.  As of December 31, 2012, we were indebted to Silver Falcon in the amount of $1,187,282.  Most of the amount that we owed Silver Falcon is attributable to the value of shares of Class A Common Stock that Silver Falcon issued to our officers as payment of part of their salary for 2012.  As of December 31, 2011, Silver Falcon was indebted to us in the amount of $473,249.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

On January 1, 2012, we entered into an employment agreement with Pierre Quilliam under which we agreed to pay Mr. Quilliam $244,000 per year.

On January 1, 2012, we entered into an employment agreement with Christian Quilliam under which we agreed to pay Mr. Quilliam $169,000 per year.

On January 1, 2012, we entered into an employment agreement with Thomas C. Ridenour under which we agreed to pay Mr. Ridenour $169,000 per year.

On January 1, 2012, we entered into an employment agreement with Allen Breitkreuz under which we agreed to pay Mr. Breitkreuz $86,000 per year.

We do not have any outstanding employment agreements for 2013.

In August 2010, Richard Corrigan, acting as a debtor in possession in his personal bankruptcy case, filed an adversary proceeding against us to recover amounts due under a consulting agreement dated July 1, 2009.  The consulting agreement provided that Mr. Corrigan would provide certain consulting, mapping and assaying services on three lode claims owned by us on War Eagle Mountain.  The consulting agreement provided that Mr. Corrigan’s compensation would be a bonus of $150,000, which would be payable in the form of 150,000 shares of common stock, and monthly consulting payments of $5,000 per month.  The consulting agreement also provided that Mr. Corrigan was entitled to monthly transportation expenses of $250 per month. We terminated Mr. Corrigan on December 8, 2009 for nonperformance.  In 2011, Mr. Corrigan’s case was converted to a Chapter 7 case. In November 2011, Mr. Corrigan’s bankruptcy trustee filed an amended complaint in the adversary proceeding, in which Chapter 7 trustee seeks recovery of the $150,000 bonus and the balance of the unpaid consulting fees and travel expense allowance of $60,900, for a total of $210,900, plus interest and attorney’s fees. We believe that Mr. Corrigan was not entitled to any additional payment under the consulting agreement and are defending the case vigorously.

NOTE 7 - CAPITAL STOCK

At December 31, 2012, the Company's authorized capital stock was 400,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of Preferred Stock, par value $0.0001 per share.  On that date, the Company had outstanding 318,604,604 shares of Common Stock, and no shares of Preferred Stock.

2012 Transactions:  During the year ended December 31, 2012, the Company issued shares of Common Stock in the following transactions:

•

7,333,308 shares of Common Stock for consulting services valued at $158,760.

•

39,462,329 shares of Common Stock related to conversions of notes payable valued at $947,096.

2011 Transactions:  During the year ended December 31, 2011, the Company issued shares of Common Stock in the following transactions:

•

1,934,967 shares of Common Stock for consulting services valued at $77,000.

•

2,000,000 shares of Common Stock for rent valued at $70,000.

•

18,095,242 shares of Common Stock for Accrued compensation valued at $1,266,667.

•

31,186,002 shares of Common Stock for Accrued compensation valued at $1,105,138.

As of December 31, 2012, the Company did not have outstanding any options, warrants or securities convertible or exchangeable into common stock, other than as discussed in Note 8.

NOTE 8 - STOCK OPTIONS AND WARRANTS

Transactions involving stock options or warrants issued to employees, consultants, officers and directors of the Company in 2012 are summarized as follows:

	Number of Shares	Weighted Average Price Per Share

Outstanding at December 31, 2011	50,500,000	$0.039
Granted	37,500,000	$0.0153
Exercised	-	-
Cancelled or expired	-	-
Outstanding as of December 31, 2012	88,000,000	$0.0289

All warrants were issued on December 30, 2012, expire on December 30, 2022, have an exercise price of $0.0153, and vest one year after the date of issuance.  The weighted-average fair value of stock options or warrants granted to employees and consultants during the year ended December 31, 2012, and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):	$0.0153
Risk-free interest rate at grant date	0.15%
Expected stock price volatility	52%
Expected dividend payout	0%
Expected option life (in years)	5 years

Total stock-based compensation expense recognized by us for the year ended December 31, 2012 was $387,057.

NOTE 9 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  However, the Company has incurred net losses of ($2,220,774) and ($2,104,268) for the twelve months ended December 31, 2012 and 2011, respectively.  The Company has remained in business primarily through the deferral of salaries by management, loans from the Company’s chief executive officer, and loans from a significant shareholder. The Company intends on financing its future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

NOTE 10 – SUBSEQUENT EVENTS (UNAUDITED)

Since January 1, 2013, we have issued shares of common stock in the following transactions:

•

3,154,573 shares of common stock valued at $45,750 for consulting services.

•

76,335,188 shares of common stock valued at $1,526,704 for compensation.

GOLDLAND HOLDINGS CO.

BALANCE SHEET

SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

ASSETS	September 30, 2013 (unaudited)	December 31, 2012 (audited)
Cash and cash equivalents	$ -	$ -
Prepaid expenses	494,549	52,498
Other assets	3,000	3,000
Total current assets	497,549	55,498

Mining Properties	360,000	360,000

Total Assets	$ 857,549	$ 415,498

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Accounts payable	$ 99,520	$ 70,470
Due to related parties	713,129	1,168,882
Total current liabilities (all current)	812,649	1,239,352

Stockholders' deficit:
Preferred stock, 5,000,000 shares authorized	-	-
Common stock, par value $0.0001, 400,000,000 shares authorized, 398,288,809 and 318,604,604 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	39,829	31,860
Additional paid in capital	12,166,113	10,598,127
Accumulated deficit	(12,161,042)	(11,453,841)
Total stockholders' deficit	44,900	(823,854)

Total Liabilities and Stockholders' Equity (Deficit)	$ 857,549	$ 415,498

See accompanying notes to financial statements

GOLDLAND HOLDINGS CO.

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

	2013	2012

Revenues:	$ 750,000	$ 750,000

Expenses:
Consulting fees	60,441	121,291
Compensation expense	1,365,528	1,151,142
General and administrative	31,232	17,116
Total expenses	1,457,201	1,289,549

Loss from operations	(707,201)	(539,549)

Interest expense	-	-

Net Loss	$ (707,201)	$ (539,549)

Net loss per common share – basic and fully diluted	$ -	$ -

Weighted average number of common shares outstanding – basic and fully diluted	397,046,058	274,697,227

See accompanying notes to financial statements

GOLDLAND HOLDINGS CO.

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

	2013	2012

Revenues:	$ 250,000	$ 250,000

Expenses:
Consulting fees	12,965	14,986
Compensation expense	455,176	383,714
General and administrative	21,332	6,301
Total expenses	489,473	405,001

Loss from operations	(239,473)	(155,001)

Interest expense	-	-

Net Loss	$ (239,473)	$ (155,001)

Net loss per common share – basic and fully diluted	$ -	$ -

Weighted average number of common shares outstanding – basic and fully diluted	398,288,809	276,332,070

See accompanying notes to financial statements

GOLDLAND HOLDINGS CO.

STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

	2013	2012
Cash flows from operating activities:
Net income (loss)	$ (707,201)	$ (539,549)
Adjustments to reconcile net earnings (loss) to net cash (used in) operating activities:
Issuance of common stock for services	49,251	103,500
Issuance of common stock for compensation	1,526,704	-
Increase (decrease) in operating assets and liabilities:
Accounts payable and accrued expenses	29,050	(19,342)
Prepaid expenses	(442,051)	(370,587)
Due to related party	(455,753)	826,227
Net cash provided by (used in) operating activities	-	249

Net increase (decrease) in cash and cash equivalents	-	249
Cash and equivalents at beginning of period	-	276
Cash and equivalents at end of period	$ -	$ 525

	2013	2012
SUPPLEMENTARY DISCLOSURE OF NONCASH TRANSACTIONS

Shares issued for services	$ 49,251	$ 103,500
Shares issued for compensation	$ 1,526,704	$ -
Non-cash lease income	$ (750,000)	$ (750 000)

See accompanying notes to financial statements.

GOLDLAND HOLDINGS CO.

STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(UNAUDITED)

	Common Shares	Preferred Shares	Common Stock, At Par	Preferred Stock	Additional Paid in Capital	Accumulated Deficit	Total Shareholder's Deficit

Balance at 12/31/12	318,604,604	-	$ 31,860	$ -	$ 10,598,127	$ (11,453,841)	$ (823,854)

Shares issued for services	3,349,017	-	335	-	48,916	-	49,251
Shares issued for compensation	76,335,188		7,634		1,519,070		1,526,704
Net loss	-	-	-	-	-	(707,201)	(707,201)
Balance at 09/30/13	398,288,809	-	$ 39,829	$ -	$ 12,166,113	$ (12,161,042)	$ 44,900

See accompanying notes to financial statements.

GOLDLAND HOLDINGS CO.

NOTES TO INTERIM FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

GoldLand Holdings Co, (the “Company,” “we” or “us”) was originally formed as Montrose Ventures, Inc. in the State of Delaware on May 25, 1989.  On April 23, 1996, the Company’s name was changed to Java Group, Inc., and on September 1, 2004 the name was changed to Consolidated General Corp.  On August 7, 2007, the Company’s name was changed to GoldCorp Holdings Co.  On October 15, 2010, our name was changed to GoldLand Holdings Co.

The Company owns land and lease claims on War Eagle Mountain in the state of Idaho.  The Company has entered into a lease agreement with Silver Falcon Mining, Inc. (“Silver Falcon”) under which Silver Falcon is entitled to mine the land and the Company is entitled to lease payments of $1,000,000 per year and a 15% royalty on all minerals extracted by Silver Falcon from tailing piles on our land or through shafts or adits located on our land.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue is recognized when earned according to lease and royalty agreements.  Lease income is recognized as earned on a monthly basis according to the terms of the lease.  Royalty income is recognized as minerals are extracted and refined.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.

Facilities and equipment

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and recorded at cost. The facilities and equipment are depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

Impairment of Long-Lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any.  An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization other than proven and probable reserves and other material that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during mineral processing and treatment. Estimates of recoverable minerals from such exploration stage mineral interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Goodwill

The Company evaluates, on at least an annual basis during the fourth quarter, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, the Company compares the estimated fair value of its reporting units to their carrying amounts. If the carrying value of a reporting unit exceeds its estimated fair value, the Company compares the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. The Company’s fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Stock Based Compensation

The Company has issued and may issue stock in lieu of cash for certain transactions. The fair value of the stock, which is based on comparable cash purchases, third party quotations, or the value of services, whichever is more readily determinable, is used to value the transaction

Use of Estimates

The Company’s Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s Financial Statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Basic and Diluted Per Common Share

Basic earnings  per common  share is computed by dividing income available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because we have incurred net losses, basic and diluted loss per share are the same since additional potential common shares would be anti-dilutive.

Research and Development

The Company expenses research and development costs as incurred.

NOTE 3 - RELATED PARTY TRANSACTIONS

In January 2013, Silver Falcon issued 12,000,000 shares of its Class A Common Stock valued at $294,000 to various officers of Goldland (who are also Silver Falcon officers) to pay compensation owed to them by Goldland for part of the year 2013.  The value of the shares issued by Silver Falcon was recorded as an amount due to related party on our balance sheet.

As of September 30, 2013, the amount due to Silver Falcon was $ 708,629, the amount due to Diamond Creek Mill, Inc., a wholly-owned subsidiary of Silver Falcon, was $2,650, the amount due from Pierre Quilliam was $4,100, the amount due from Palmirs, Inc., a wholly-owned subsidiary of Silver Falcon, was $800, and the amount due to Bisell Investments, LLC was $6,750.  The amounts are non-interest bearing, unsecured demand loans.

Silver Falcon is obligated to pay Goldland $83,333 per month as rent under a mining lease.  Instead of paying the rent in cash, Silver Falcon has, since January 1, 2012, satisfied its rental obligation by reductions in the amount it is owed from Goldland.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

In August 2010, Richard (Robert) Corrigan, acting as a debtor in possession in his personal bankruptcy case, filed an adversary proceeding against us to recover amounts due under a consulting agreement dated July 1, 2009.  The consulting agreement provided that Mr. Corrigan would provide certain consulting, mapping and assaying services on three lode claims owned by us on War Eagle Mountain. The consulting agreement provided that Mr. Corrigan’s compensation would be a bonus of $150,000, which would be payable in the form of 150,000 shares of common stock, and monthly consulting payments of $5,000 per month.  The consulting agreement also provided that Mr. Corrigan was entitled to monthly transportation expenses of $250 per month. We terminated Mr. Corrigan on December 8, 2009 for nonperformance.  In 2011, Mr. Corrigan’s case was converted to a Chapter 7 case. In November 2011, Mr. Corrigan’s bankruptcy trustee filed an amended complaint in the adversary proceeding, in which Chapter 7 trustee seeks recovery of the $150,000 bonus and the balance of the unpaid consulting fees and travel expense allowance of $60,900, for a total of $210,900, plus interest and attorney’s fees.

On June 19, 2013, the Company learned that the District Court for the Third Judicial District of the State of Idaho for the County of Owyhee entered a default judgment against the Company in the case. The default judgment grants a judgment against the Company in the amount of $284,449.  The Company retained new counsel who filed a motion to vacate the default judgment.  On September 19, 2013, the court entered a memorandum opinion setting aside the default judgment.  As a result, the Company plans to continue defending the action vigorously.

NOTE 5 - CAPITAL STOCK

At September 30, 2013, the Company's authorized capital stock was 400,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of Preferred Stock, par value $0.0001 per share.  On that date, the Company had outstanding 398,288,809 shares of Common Stock, and no shares of Preferred Stock. During the three months ended September 30, 2013, the Company did not issue any shares of common stock.

NOTE 6 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  However, the Company has incurred a net loss of ($707,201) for the nine months ended September 30, 2013.  The Company has remained in business primarily through the deferral of salaries by management, loans from the Company’s chief executive officer, loans from a significant shareholder, and the issuance of shares of common stock to procure certain services. The Company intends on financing its future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

NOTE 7 – PREPAID EXPENSES

In January 2013, Silver Falcon issued 12,000,000 shares of its Class A Common Stock valued at $294,000 to various officers of Goldland (who are also Silver Falcon officers) to pay compensation owed to them by Goldland for the year 2013.  In January 2013, the Company issued 76,335,188 of common stock valued at $1,526,704 to pay compensation to our officers for 2013.  We capitalized these payments as a prepaid expense, and are amortizing the amounts over the twelve months of 2013.

NOTE 8 – ACQUISITION OF CASINO EQUIPMENT AND RELATED TRANSACTIONS

On September 19, 2013, our wholly-owned subsidiary, Universal Entertainment SAS, Inc., entered into an Asset Purchase Agreement with Universal Entertainment SAS, Ltd., a corporation formed under the laws of the Country of Colombia, to acquire certain casino equipment (the “Equipment”).  The Asset Purchase Agreement was subsequently amended in November 2013.  Under the Asset Purchase Agreement, as amended, the Company agreed to effect the following transactions:

•

The Company will acquire the Equipment for 17,450,535 shares of the Company’s Common Stock after giving effect to a proposed one for ten reverse stock split.

•

At closing of the purchase of the Equipment, the Company will enter into a lease (the “Lease”) of the Equipment to VOMBLOM & POMARE S.A., a company formed under the laws of Colombia, which provides for lease payments of $700,000 per year, payable $58,333 per month, and a term of five years with one five year renewal option.

•

The Company will effect a one for ten reverse split of its common stock.

•

The Company will issue 17,000,000 shares of post-split common stock to various officers, directors and significant shareholders as compensation for past services and support of the Company.

•

The Company will enter into agreements to cancel all of its outstanding options for $100 payable to each of the optionholders.

•

The Company will enter into consulting agreements with six individuals, which provide for cumulative annual compensation of $1,235,000 payable in shares of the Company’s common stock on a trimester basis, and the issuance of 19,977,980 shares of post-split common stock as signing bonuses.

The Asset Purchase Agreement includes a number or representations and warranties of the seller, including that the seller is duly organized and in good standing; that the seller is authorized to enter into the Asset Purchase Agreement and consummate the transactions provided for therein; that the Company will acquire good title to the Equipment free and clear of all liens, claims or encumbrances; that the seller is not acquiring the Company’s shares with a view to redistribute them; that the seller has reviewed the Company’s SEC filings

The closing of the Equipment Acquisition is conditioned on the completion of a one for ten reverse split of the Company’s common stock, all of the representations and warranties of both parties being true as of the closing date, the execution of the Lease, the issuance of the bonus shares described below, the cancellation of the options described below, the execution of the consulting agreements described below, among other things.

NOTE 9 – SUBSEQUENT EVENTS

In November 2013, the Company amended the Asset Purchase Agreement to purchase certain casino equipment, as described in Note 8 herein.

EXHIBIT B

GOLDLAND HOLDINGS CO.

PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 2013

		Pro forma
	Historical	Adjustments		Pro forma

ASSETS

Cash	$ -	$ 911,350	(1)	$ 911,350
Prepaid expenses	494,549	-		494,549
Other assets	3,000	-		3,000
Total current assets	$ 497,549	$ 911,325		$ 1,408,899

Equipment	-	376,237	(2)	376,237
Value of lease	-	2,911,143	(3)	2,911,143
Goodwill	-	192,627	(4)	192,627
Depreciation	-	(1,150,583)	(5)	(1,150,583)
Mining properties	360,000			360,000
Total Assets	$ 857,549	$ 3,240,774		$ 4,098,323

LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable and accrued expenses	99,520	-		99,520
Due to related party	713,129	-		713,129
Total liabilities (all current)	812,649	-		812,649

STOCKHOLDERS' DEFICIT

Common stock, Par value $0.0001, 1,000,000,000 shares authorized, 398,288,809 issued and outstanding	39,829	(29,703)	(6)	10,126
Preferred stock, 5,000,000 shares authorized	-			-
Additional paid in capital	12,166,113	12,315,406	(6)	24,481,519
Accumulated deficit	(12,161,042)	(9,044,929)	(6)	(21,205,971)
Total stockholders' deficit	44,900			3,285,674

Total liabilities and stockholders' deficit	$ 857,549	$ 3,240,774		$ 4,098,323

1)

Cash acquired in acquisition of Equipment, as well as incremental cash flow from operations.

2)

Depreciated value of Equipment purchased.

3)

Value of Equipment lease discounted at 7.5% per annum.

4)

Excess of purchase price over fair value of assets acquired.

5)

Depreciation of Equipment and lease over five years.

6)

Reflects reclassification of common stock due to 1 for 10 reverse stock split, as well as issuance of 17,450,535 shares to acquire Equipment, 36,977,980 shares as bonuses payable at closing, and 7,000,000 shares issued as compensation under employment and consulting agreements to be executed at closing of purchase of Equipment.  Includes bonus shares issuable to Pierre Quilliam and Tom Ridenour, but does not include shares issuable to Pierre Quilliam and Tom Ridenour for future compensation since historical financials already include compensation for such persons for similar services.

H-1

GOLDLAND HOLDINGS CO.

PRO FORMA INCOME STATEMENTS AS OF PERIOD ENDING

DECEMBER 31, 2012 AND SEPTEMBER 30, 2013

	Nine months				Twelve months
	ended				ended
	September 30, 2013	Pro forma			December 31, 2012	Pro forma
	Historical	Adjustments		Pro forma	Historical	Adjustments		Pro forma

Revenue	$ 750,000	$ 525,000	(1)	$ 1,275,000	$ 1,000,000	$ 700,000	(1)	$ 1,700,000

Expenses

Professional fees	$ 60,441	$ 600,000	(2)	$ 660,441	$ 204,880	$ 8,195,596	(2)	$ 8,400,476
Compensation expense	1,365,528	112,500	(3)	1,478,028	2,045,037	150,000	(3)	2,195,037
Depreciation and amortization	-	493,107	(4)	493,107	-	657,476	(4)	657,476
General and administrative	31,232	26,250	(5)	57,482	23,761	35,000	(5)	58,761
	1,457,201	1,231,857		2,689,058	2,273,678	9,038,072		11,311,750

Loss from operations	(707,201)	(706,857)		(1,414,058)	(1,273,678)	(8,338,072)		(9,611,750)

Debt Conversion expense	-	-		-	(947,096)	-		(947,096)

Net Loss	$ (707,201)	$ (706,857)		$ (1,414,058)	$ (2,220,774)	$ (8,338,072)		$ (10,558,846)

Net loss per common share - basic and fully diluted	$ -	$ (0.01)		$ -	$ (0.01)	$ (0.14)		$ (0.03)

Weighted average number of common shares outstanding	397,046,058	61,529,765	(6,7)	458,575,823	285,373,550	60,603,515	(6,7)	345,977,065

1)

Lease revenue at rate of $700,000 per year.

2)

Reflects additional compensation expense of $800,000 in 2012 and $600,000 in the nine months ending September 30, 2013.  All compensation is paid in shares of common stock valued at $0.20 per share, resulting in the issuance of 7,000,000 shares.  Does not include the compensation of Pierre Quilliam and Tom Ridenour under employment agreements to be executed at closing since historical financials already include compensation for such persons for similar services.

3)

Additional financial and operational management required.

4)

Depreciation of equipment and amortization of lease over 5 years.

5)

Additional general expense relating to equipment.

6)

Reflects 17,450,535 shares at $0.20 to be issued to acquire equipment and lease.

7)

Reflects 36,977,980 shares issued as of January 1, 2012 as bonus compensation, valued at $0.20 per share, for total compensation of $7,395,596, as well as 4,000,000 shares issued in 2012 and 3,000,000 shares issued in the nine months ending September 30, 2013 as compensation under consulting and employment agreements to be executed at closing.

H-2